Exhibit 99.2
July 16, 2007
U.S.Securities & Exchange Commission
Office of the Chief Accountant
100 F. Street, NE
Washington, DC 20549
Ladies and Gentlemen:
We were previously principal accountants for DCB Financial Corp (the “Corporation”) and, under the date of March 15, 2007, we reported on the consolidated financial statements of DCB Financial Corp as of and for the years ended December 31, 2006 and 2005, management’s assessment of the effectiveness of internal control of financial reporting as of December 31, 2006, and the effectiveness of control over financial reporting as of December 31, 2006. On July 16, 2007, we were dismissed. We have read DCB Financial Corp statements included under Item 4.01 (a) of its Form 8-K dated July 16, 2007, and we agree with such statements, except that we are not in a position to agree or disagree with the Company’s statement in the first paragraph that our dismissal was approved by the Audit Committee of the Board of Directors.
Very truly yours,

GRANT THORNTON LLP

Cincinnati, Ohio
July 16, 2007

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